UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2007

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-123708 (Commission File Number)	20-1945088 (IRS Employer Identification No.)

39550 Orchard Hill Place Drive Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

(248) 596-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported on a Form 8-K filed on June 14, 2007, Cooper-Standard Automotive Inc. (the “Company”), a wholly-owned subsidiary of Cooper-Standard Holdings Inc. (“Holdings”) and CSA Germany GmbH & Co. KG, a wholly-owned German subsidiary of the Company, entered into a Sale and Purchase Agreement with Automotive Sealing Systems S.A. (the “Seller”) on June 9, 2007 (the “Agreement”) pursuant to which the Company or certain of its subsidiaries agreed to purchase the shares of Metzeler Automotive Profile Systems Europe GmbH (“MAPS Germany”), Metzeler Automotive Profile Systems Italy SpA (“MAPS Italy”) owned by Seller (collectively, the “Business”) for €100 million in cash, subject to post-closing adjustments (the “Transaction”). The operations of the Business acquired comprise of eight sealing systems manufacturing facilities in Germany, Italy, Poland and Belgium, including a joint venture interest in China.

The Transaction was consummated on August 31, 2007. The Company’s principal shareholders, Goldman Sachs Capital Partners and The Cypress Group invested a total of US $30 million of new equity in the Company as part of the financing of the Transaction.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement itself, a copy of which was attached as Exhibit 10.1 of Form 8-K filed on June 14, 2007 and incorporated herein by reference.

On August 31, 2007, the Company issued a press release announcing it had completed the Transaction. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Cooper-Standard Automotive Inc. press release, dated August 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.
By:	/s/ Timothy W. Hefferon
Timothy W. Hefferon Vice President, General Counsel and Secretary

Date: September 7, 2007

Signature Page

COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Cooper-Standard Automotive Inc. press release, dated August 31, 2007.